Exhibit 10.16

First Amendment

To

Employment Agreement

This First Amendment to Employment Agreement (this “Amendment”) is dated March 14, 2024 (the “Amendment Effective Date”) by and between Brand Engagement Network Inc., a Wyoming corporation (“Employer”) and Bill Williams (“Executive”) for the purpose of amending that certain Employment Agreement by and between Employer and Executive (the “Employment Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

WHEREAS, Section 20 of the Employment Agreement provides the Employment Agreement may be changed or modified in whole or in part by a writing executed by Executive and an authorized officer of Employer; and

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Executive’s compensation pursuant to the Employment Agreement.

NOW, THEREFORE, pursuant to Section 20 of the Employment Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	The last sentence of Section 5(B) of the Employment Agreement is hereby deleted and replaced with the following:

Notwithstanding any other provision of this Agreement, for 2023, Executive’s annual cash bonus shall not be less than $250,000.00 payable on or immediately following the Closing Date, but no later than March 15, 2024, less any required withholding or taxes, so long as Executive is not terminated for Good Cause and does not provide notice of resignation without Good Reason prior to the Closing Date (the “2023 Bonus”).

2.	Section 5(E) of the Employment Agreement is hereby deleted and replaced with the following:

(E)	Executive will be eligible to receive a bonus equal to $150,000.00 for the successful closing of the Merger, if the value of the new company at the time of the Merger exceeds $100,000,000.00 (the “Merger Bonus”) and so long as Executive is not terminated for Good Cause and does not provide notice of resignation without Good Reason prior to the Closing Date. The Merger Bonus shall be paid to Executive no later than August 1, 2024, less any required withholding or taxes.

3.	The Employment Agreement, except as modified by this Amendment, shall remain in full force and effect.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

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In Witness Whereof, Employer and Executive have caused this Amendment to be executed as of the Amendment Effective Date.

EMPLOYER:

Brand Engagement Network Inc.,
A Wyoming corporation

By:	/s/ Michael Zacharski
Name:	Michael Zacharski
Title:	Chief Executive Officer

EXECUTIVE:

Signature:	/s/ Bill Williams
Name:	Bill Williams

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